



LIBBEY









I. Key Investment Highlights

Key Investment Highlights

1. Global Tableware Leader with Best-in-Class Products and Service, Protected by High Barriers to Entry
2. Long-Tenured, Diversified Customers with Deep Installed Base in Foodservice
3. Winning Go-to-Market Strategy in Attractive Foodservice Channel
4. Growing e-commerce Platform to Scale Profitably
5. Optimized Asset Footprint and Manufacturing Processes
6. Strong Management Team with the Experience and Vision to Optimize Performance and Drive Strategic Value Creation

1 Libbey is a Market Leader in Tableware

LIBBEY | Master's RESERVE | Master's GAUGE COLLECTION | WORLD TABLEWARE | intuitive DININGWARE | Syracuse CHINA | LIBBEY SIGNATURE | royal leerdam | Crisa A Libbey Company | CRISAL

2019 Net Sales	Foodservice ($320 million, 41%)	Consumer ($252 million, 32%)	B2B ($210 million, 27%)
Business Highlights	• #1 supplier of glass tableware, #2 supplier of dinnerware / flatware in the U.S. & Canada [1] • Network of over 350 of the finest distributors in the U.S. & Canada • "Annuity-like" revenue stream with a strong installed base of customers reordering based on table setting placements	• U.S. casual glass beverageware leader with a brick and mortar market share of ~35% [1] • Leading market share in Mexico [1] • Established consumer relationships and rapidly-growing e-commerce capabilities (~14% of U.S. & Canada consumer net sales) [2]	• Global OEM supplier to leading breweries, distilleries, soft drink companies, craft industries, food packaging and appliance makers • Leading supplier in several product categories [1]
Leading Share in the Core U.S. & Canada Markets [1]	Foodservice Tabletop Market 	Consumer Glassware Market 	B2B Glassware Market 
2019 Geographic Breakdown	U.S. & Canada 82% / Rest of World 18%	U.S. & Canada 50% / Rest of World 50%	U.S. & Canada 46% / Rest of World 54%

Libbey ~35%
~$900 million Market Size
Top Competitor ~15%
Other Competitors ~50%

Libbey ~20%
~$645 million Market Size
Top Competitor ~20%
Other Competitors ~60%

Libbey ~40%
~$250 million Market Size
Top Competitor ~30%
Other Competitors ~30%

1. Management estimates.
2. For the year ended December 31, 2019

1 Libbey is a Glassware and Tabletop Expert with Global Capabilities

We produce over 1 billion glassware pieces annually for customers in more than 100 countries

Premier Manufacturing and Supply Chain…


Sales from Ceramic Dinnerware & Metal Flatware (1)
12%
Sales from Glassware (1)
88%

- Over 95% [2] of Glassware Products are Manufactured Directly
- All Ceramic Dinnerware and Metal Flatware are Sourced
- Active Supply Chain and Production Management Globally

✓ **6 manufacturing** facilities and **8 warehousing / distribution** facilities provide global reach

✓ **Wide variety of shapes and sizes** to meet the **needs of our customers**

✓ Significant **scale advantage** due to **substantial unit volumes**

…Competing Effectively Across Channels

✓ **Best-in-class service**, evidenced by **On-Time In-Full rate over 90%**, driving repeat customers

✓ Annual U.S. foodservice glass tableware sales are approximately **90% replacement revenues** [3]

✓ **Growing omni-channel platform** with 2019 **e-commerce sales representing 14%** of consumer channel sales in the U.S. & Canada

1. *Pie chart reflects percentage of net sales from the specified product types as of fiscal 2019*
2. *Measured by units sold in 2019*
3. *Management estimates.*

2 Long-Tenured, Diversified Customers and a Deep Installed Base in Foodservice

	Foodservice	Consumer	B2B

Customer Overview	• Majority of sales are made to traditional and web-based distributors
	• Large installed base, with "sticky" characteristics
	  ◦ Dining set replacement cycle is, on average, 5-6 years
	  ◦ Establishments infrequently change tabletop settings due to high switching costs
		• Customers include mass merchants, department stores, pure-play e-commerce retailers or marketers, retail distributors, national retail chains, and specialty houseware stores
		• Annual resets of planograms for most retail customers
		• Libbey's omni-channel capabilities allow retailers to create an "endless aisle"
			• Customers include large breweries and distilleries that purchase our products decorated with company logos, as well as companies using glass in candle, floral, and other OEM applications
			• Libbey supplies a low-cost component in end products, with service and quality enabling Libbey to achieve increased margins

Select Customers	Artis Edward Don & Company Cristaleria Mónaco Sysco TriMark US Foods Wasserstrom WebstaurantStore	Amazon Bed Bath & Beyond Crate & Barrel Dollar Tree IKEA Metro Soriana Target Tesco Walmart Wayfair	Bath & Body Works Diageo Heineken Newell Star Candle Sunbeam Syndicate Sales Whirlpool
Top 50 U.S. & Canada Customer Tenure Distribution [1]			

10-14 years 0%
<10 years 6%
15-19 years 8%
≥20 years 86%

<10 years 18%
≥20 years 32%
10-14 years 12%
15-19 years 38%

<10 years 16%
≥20 years 14%
15-19 years 40%
10-14 years 30%

No single customer represents 10% or more of our net sales

1. Top 50 customers based on 2019 channel net sales. Consumer channel includes

3 Winning Go-to-Market Strategy in Attractive Foodservice Channel

We produce over 1 billion glassware pieces annually for customers in more than 100 countries

Push Strengths

Best-in-Class Service
- Consistent, superior service sets Libbey apart from competitors and increases opportunity for more sales
- Distributors are willing to pay a premium for reliable supply

Breadth of Product Line
- Variety of glassware sizes and shapes desired by customers to manage margins via portion control
- Reinforces competitive moat as product molds can cost $20 - $45k per shape

Effective Incentives
- Incentive programs designed to drive sales growth
- Libbey is moving toward a quarterly system to help increase visibility into sales and improve working capital

Dedicated Account Management
- Majority of channel revenue is sold through distributors
- Consolidation in major distributors allows for more focused set of account managers, who maintain long-standing relationships and best meet customer needs

Pull Strengths

Quality & Agility
- Libbey's premium quality, breadth of line and responsiveness have resulted in #1 share position among end users in U.S. foodservice [1]
- Half of foodservice establishments in the U.S. & Canada foodservice channel include Libbey's glassware products on their tabletops [1], resulting in significant pull demand through distributors

Deep Installed Base
- Establishments infrequently change tabletop settings due to high switching costs
- Approximately 90% of annual U.S. foodservice glass tableware sales are replacement revenues [1]

Corporate & End User Partnerships
- Preferred supplier status with U.S. chains and buying groups helps to supplement longstanding distributor relationships

"Feet-on-the-Street" Sales Force
- More than 85% of U.S. foodservice sales force call on end users, creating pull via direct relationship management

Libbey has achieved price increases in 38 of the last 42 years in the U.S. & Canada foodservice channel

1. Management estimates

4 Growing e-commerce Platform to Scale Profitably

Actions Taken to Build Platform

- Investments of $12.1 million in 2017 and $6.5 million in 2018 helped to build new technology, marketing and distribution capabilities to support e-commerce
  - Investments in consumer channel became accretive in Q4 2019 and are expected to continue profitability growth in 2020
- Established a dedicated in-house e-commerce team in 2018 to scale operations cost effectively
- Seeing early affirmation of strategy, with 53% growth in net sales on Amazon in 2019 vs 2018
  - 3PL at 99% on-time shipping and delivery in the U.S.
  - Improvements in content, imagery, ratings & reviews, and superior service levels, have led to a 2019 conversion rate of 11.2% vs 7.5% for the prior-year[1]
- Extending e-commerce capabilities in Europe and Latin America
- Goal is to have e-commerce sales represent over 20% of U.S. & Canada Retail net sales by 2021
- Investments in e-commerce increasingly applicable to foodservice channel as more customers shift to online buying
- Ability to leverage digital reach to influence foodservice end users

Online Selling Model

	Amazon			Other E-Retailers
Role	Seller Model	Vendor Model	Blended Model	Blended Model
Manufacturing	LIBBEY	LIBBEY	LIBBEY	LIBBEY
Sold By	LIBBEY	amazon	amazon	Retailer
Inventory Held / Fulfillment	LIBBEY	amazon	LIBBEY	LIBBEY
Last-Mile Freight	LIBBEY	amazon	amazon	Retailer

Libbey is increasingly moving towards the Blended Model, yet still will use Seller and Vendor Models selectively where margin-accretive

In Q4 2019...

e-commerce generated

16.2%

of U.S. & Canada Retail Net Sales

LTM e-commerce Revenue as a % of U.S. & Canada Retail Net Sales



12.1%
12.8%
14.1%
Q4'18 LTM
Q2'19 LTM
Q4'19 LTM

4 Leveraging Digital Capabilities to Enhance Strategy in Foodservice

Foodservice is Becoming Increasingly Digital

- Foodservice channel is increasingly transitioning to a B2C experience
  - Digital penetration in foodservice has been rising steadily since 2016 and was expected to reach 70% in 2019
  - 77% of restaurants are estimated to use e-commerce to buy equipment and small wares
- Digital is growing as a method to reach and influence consumers
  - Chefs are becoming Instagram celebrities: *e.g.*, Jamie Oliver and Gordon Ramsay both have over 7 million followers

Libbey's investments in e- commerce are increasingly applicable to foodservice as customers shift to online buying



1 Distributor Content Plug-In

- Libbey is developing plug-in content for e-commerce-enabled distributors
  - Webstaurant
  - Wasserstrom
- Scaling and optimizing digital content to make Libbey products stand out
- Currently partnering with pure-play and distribution partners to create full-funnel marketing campaigns for Libbey products

2 Drop-Ship Capability

- Testing ability to use existing third party logistics provider in retail to deliver for foodservice customers
- Estimated logistics provider is expected to:
  - Enable faster shipments
  - Increase margin from new fulfillment service provided with reduced labor
  - Eliminate need for distributors to hold inventory
  - Enhance end user experience

3 Direct B2B Webservice

- New Libbey Foodservice website launched December 2019
  - Ability to request product samples
  - Connectivity to local sales force / distributors and "where to buy"
  - Interactive tools, product selectors and content for search engines and mobile
- Goal is to enhance connectivity with end users without alienating distributors

4 Digital Marketing & Social Media

- Developing digital marketing and social media campaigns to reach chefs, bartenders, healthcare operators and home healthcare consumers, creating pull demand for Libbey products
- Already driving user engagement online with Glassology by Libbey Facebook community:
  - Glassology – a competition in which bar professionals are judged on their original glass designs

5 Proactively Optimizing Fixed Asset Utilization and Capacity

Current Manufacturing and Distribution Footprint

- 6 Manufacturing Facilities
- 8 Warehousing / Distribution Centers



West Chicago, IL
Laredo, TX
Monterrey, Mexico
Toledo, OH
Shreveport, LA
Leerdam, Netherlands
Marinha Grande, Portugal
Langfang, China

- 7 Million Total Square Feet
- 65% of Square Footage is Owned, 35% is Leased

	U.S. & Canada	Latin America	EMEA	Asia & Other
Overview	• One glass manufacturing plant in Toledo, OH and one in Shreveport, LA • Actions taken with net effect to reduce furnace capacity in Shreveport, LA • Aligning assets to market by redirecting lines in the U.S. toward high-velocity SKUs and migrating SKUs with higher labor content to lower-cost production centers	• One glass manufacturing plant in Monterrey, Mexico • Lowest cost supply center with largest volumes globally • Cost-efficient production capabilities include hand-blown glass items for the U.S. retail channel • Ability to manufacture borosilicate items	• One glass manufacturing plant in the Netherlands and one in Portugal • Consolidated furnaces in the Netherlands in 2017 to right-size capacity • Furnace in Netherlands uses fuel-efficient OptiMelt® technology that reduces emissions • New electrical substation in Portugal, enabling a switch to lower cost source of power	• One glass manufacturing plant in Langfang, China • Announced exploration of strategic alternatives in February 2019 • Strategically located near new airport south of Beijing • Clean technology allows plant to run even on "Blue Sky" days
Initiatives	• Extending asset lives with SmartMelter® technology, used to monitor furnace performance and wear, enabling more accurate determination of when to conduct rebuilds • Assessing sale / leaseback options in select geographies to free up capital			
2019 EBIT	$54.1 million / 11.0% margin	$6.2 million / 4.4% margin	$5.5 million / 4.5% margin	$(2.7) million / (10.4)% margin
2019 EBITDA[1]	$66.6 million / 13.6% margin	$21.0 million / 14.8% margin	$12.4 million / 10.0% margin	$0.7 million / 2.7% margin

Note: Segment financial information excludes corporate expenses.
1. Segment EBITDA is defined as Segment Earnings before Interest and Taxes (Segment EBIT) plus depreciation and amortization. Segment EBIT excludes amounts related to certain items we consider not representative of ongoing operations as well as certain retained corporate costs and other allocations that are not considered by management when evaluating performance. For further details, see Note 19. Segments and Geographic Information in our 2019 Form 10-K filed on February 27, 2020.

5 2019 USC Revenue Breakdown – By Facility

The following breaks down USC revenue by channel by facility for 2019

Foodservice

FY'2019 Revenue: $258.3 million



20.5%
41.7%
25.0%
7.0%
5.8%

Retail

FY'2019 Revenue: $129.8 million



2.9%
4.5%
31.4%
45.0%
16.2%

B2B

FY'2019 Revenue: $103.1 million



3.2%
3.0%
17.3%
51.8%
24.7%

Total

FY'2019 Revenue: $491.2 million



26.3%
28.7%
5.6%
16.5%
23.0%

Toledo Shreveport Monterrey Other Libbey Facility Sourced

Strong Management Team with the Experience and Vision to Optimize Performance and Drive Strategic Value Creation

6



Mike Bauer
Chief Executive Officer

- Appointed CEO and a member of the Board in Mar. 2019
- 30 years of consumer products industry experience with The Master Lock Company and Moen (units of Fortune Brands Home & Security), most recently as president of Master Lock from 2014 to 2018 and before that as president of Moen's U.S. business



Jim Burmeister
SVP, Chief Operating Officer

- Named COO in Oct.2019, and served as CFO until Jan. 2020
- 30 years of experience in finance and operations including roles with GE, Owens Corning ($7B global glass manufacturer) and The Andersons and operations roles in supply chain (Six Sigma-certified Black Belt) with Rubbermaid and GE
- Former U.S. Marine Corps officer



Juan Amezquita
SVP, Chief Financial Officer and Treasurer

- Joined Libbey in 2020
- 20 Years of experience including 15 years in the glass industry
- Held regional and global roles of increasing responsibility at OI including VP Treasurer, VP Global Finance and Controller and more recently Vo of strategy and integration



Jenni Jaffee
SVP, General Counsel and Secretary

- Joined Libbey in 2009 and oversees all legal matters for Libbey's worldwide operations
- 14 years of legal experience; prior to joining Libbey, she held various roles at Eastman & Smith, Jones Day and World Wrestling Entertainment



Chandra Mangalagiri
VP, Global Engineering

- Joined Libbey Executive team in January 2019 and recently acquired oversight of building a global project management Center of Excellence
- 25 years in the glass and ceramics industry with companies including, Owens Corning, World Kitchen and Corning Inc.



Sarah Zibbel
SVP, Chief Human Resources Officer

- Named CHRO in Apr. 2018
- Leads global talent, culture and organizational development and effectiveness
- 18 years of experience in HR roles of increasing responsibility, including with Owens Illinois, Owens Corning and Rexam



Antoine Jordans
General Manager, EMEA

- General Manager of EMEA since Jul. 2012 and before that served as Commercial Director of and in sales roles for Libbey Europe
- Over 30 years of commercial experience with manufacturers of consumer goods



Joe Huhn
General Manager, Americas

- Named VP, GM, Americas in Oct. 2019; he is responsible for driving improved performance and growth across USC / LatAm regions
- Over 15 years of experience in finance roles with Libbey, Whirlpool and Maxtor, most recently as Libbey's VP, Corporate FP&A and Investor Relations and before that as Group CFO, USC



Bill Mossing
VP, Global Supply Chain

- In Oct. 2019, transitioned to VP, Global Supply Chain
- 28 years of cross-functional experience, including in supply chain, plant manager, project management, global sourcing and IT roles with Bendix and Dana



Pablo Villarreal
VP, Global Manufacturing

- In Oct. 2019, transitioned to VP, Global Manufacturing, responsible for optimizing our global manufacturing network
- 20 years of experience with GE, including plant and general manager roles with GE Consumer & Industrial and GE Healthcare and GE Lighting




II. COVID-19 Update

Libbey is Strategically Responding to the Evolving COVID-19 Landscape

- **A** *Implemented new policies to protect the health of its employees*
- **B** *Adjusted manufacturing to conform to government guidance and decreased demand*
- **C** *Implemented employee furloughs, salary rollbacks and other reductions*
- **D** *Revised 2020 Forecast and additional management actions to reflect the changing market*

A Protecting Employees

To safeguard the health of its employees, the Company has established the following guidelines:

1 Critical Equipment

New company controls require sites that will remain open to be equipped with thermometers and cleaning supplies

2 Return to Work Protocol

Libbey has designed a return-to-work protocol that will be applied as sites reopen

3 Implementing Testing

Began testing through newly-developed protocols at West Chicago and Laredo DC sites

B Operating and Capacity Management

Manufacturing capacity is curtailed to manage local governmental guidance, constraints on footprint and reduced demand

- **1,284 hourly employees furloughed globally, 1,094 of which are in USC**
- **The Company estimates the following plant shutdowns and associated impact to its business:**

Plant Shutdowns

- Toledo, OH – March 23 – TBD
- Shreveport, LA[1] – March 23 – TBD
- Monterrey, Mexico – April 6 – TBD
  - Limited operations supporting essential customers
- Leerdam, Netherlands – Open
  - Producing on 1 line for orders; estimate ~20% utilization in Q2'20
- Marinha Grande, Portugal – Open
  - Producing on 4 of 7 lines, with plans to ease to 2 lines; estimate 36% utilization for Q2'20
- Langfang, China – Company is dynamically managing capacity by matching production volume to demand
  - Market showing green shoots of recovery

Impact / Actions

- Limited distribution activities
- Mexico distribution operations allowed under government guidance
- U.S. restarted limited distribution operations last week in West Chicago and Laredo, with extensions to Toledo and Perrysburg this week
- Augmented Health & Safety procedures and PP&E
- Manufacturing capabilities in low-cost idle mode
- Serving essential businesses
- Bent cost curve from 60% / 40% fixed variable to ~45% / 55% over the last month
- Dramatic reductions in Capex from $41 million average over past 10 years to $13.3 million under 2020 Revised Forecast

1. One customer line remains running in the facility

B Furnace Capacity Management

Actions taken drive lower cost downtime and preserve flexibly for market recovery

- **Scale as large player allows Libbey to manage capacity by delaying or accelerating rebuilds to avoid high risk shut down of furnaces mid-life**
- **Holding off the start up of 2 furnaces saved useful life of assets until needed and avoided energy and labor costs during shut down**

Furnace Capacity Management

Description	Furnaces	Tons of Capacity	Comments
Current installed capacity	**18**	**1,837**	**Includes electric boosting**
(-) No furnaces being boosted	--	(200)	Without electric boosting, reduces energy and materials
(-) Furnaces rebuilt, not started	2	(104)	Toledo B furnace; Holland L3 furnace
(-) Furnace in "hot idle"	1	(30)	Mexico M9 Borosilicate furnace
Current running capacity	**15**	**1,503**	**19% reduction**
(-) Taking furnace down early	1	(59)	Toledo D furnace, near end, run needs then off Q4
Current running capacity	**14**	**1,444**	**22% reduction**

C Furloughs and Salary Reductions

The Company has implemented a series of furloughs and salary reductions across its entire operation

Overview of U.S. and Mexican Actions

Location	Salaried Employees	Furloughed #	Furloughed %	Salary Reduction #	Salary Reduction %	Anticipated Savings Q2'20	Anticipated Savings Q3'20
U.S. Outlet Stores	4	1	25%	3	75%		
U.S. Distribution Centers	38	10	26%	28	74%		
Toledo Plant	77	51	66%	26	34%		
Shreveport Plant	75	50	67%	25	33%		
Total U.S.	**194**	**112**	**58%**	**82**	**42%**		
Corporate & BOD		**(See Reduction Group Below)**					
U.S. + Corporate						**$3,038**	**$2,459**
Monterrey Plant	454	--	--%	454	100%		
Mexican Distribution Center	64	--	--%	64	100%		
Mexico	**518**	**--**	**--%**	**518**	**100%**	**$225**	**$270**

Reduction Group	Reduction
< $75,000	10%
>= $75,000	15%
ELT	20%
CEO & BOD	25%
Weighted Average	**15%**

Actions

- Furlough 112 salaried employees in the manufacturing / distribution in the U.S.
  - ~25% in outlets and distribution centers
  - ~67% in manufacturing
  - Furlough period driven by shutdowns
- Tiered salary roll back for all other U.S. salaried employees and BOD
  - From April 16th through September 30th
- Libbey's 401K match suspended through Q3'20
- Recently announced salary reductions in Mexico
- Combined cash impact of ~$3.3 million in Q2'20 and $2.7 million Q3'20

C Cost Reduction Actions

Management has developed plan to achieve $14.5M of annualized cost savings

- Assumes private company status post reorganization
- **Cost to implement of approximately $2.5M resulting in 2020 cash benefit of $7.2M**
- **Implementation to commence May 15th yielding $3.1M of cash benefit through September with balance in Q4**

Reorganization Actions	Cost / Cash Impact			
	May - Sept (DIP Impact)	Q4	Total 2020 Impact	Annnualized 2021 Impact
Cost Reduction Actions	5,625	3,625	9,250	14,500
Cost to Achieve	(2,498)	-	(2,498)	n/a
Net Impact	3,127	3,625	6,752	14,500

D Revised 2020 Forecast to Focus on Cash Generation

The following are various actions that have been modeled into the revised forecast (shown in the following section) and are currently in process by management to drive cash during a period of reduced demand

Non-SG&A Items

- Reduced global operating plan
  - Preserve cash by eliminating variable costs
  - Avoid inventory build from reduced demand
- Delay ERP implementation
  - Complete the implementation of CPQ
  - Not start any new phases of project
- Slash capex to minimum
  - $13.3 million, inclusive of limited ERP project, in total for the year (vs. $30 million in AOP)

SG&A Items

- **Labor and Benefits:**
  - Includes impact of 2019 organizational realignment plan
  - Temporary rollback of salaries & suspend 401K company match in USC; similar temporary labor reduction with Latam salaried workforce
  - Pausing implementation of ERP
  - Partial reduction of annual employee incentive programs
- **Travel and Entertainment (T&E):**
  - Temporary full travel restriction, with aggressively managing travel and entertainment costs in the second half of year
- **Marketing and Advertising:**
  - Removal of majority of trade show expenses during year
  - Reduction of advertising and other marketing expenses
- **Professional Fees:**
  - Elimination of non-critical consulting and other professional fees, including consulting costs related to ERP post CPQ implementation
- **Sales Commissions:**
  - Lowered sales commissions based on lower 2020 sales forecast
- **Currency:**
  - Lower cost benefit primarily generated from Peso depreciation




III. 2020 Forecast

2020 Forecast – Impact of COVID-19

After a strong Q4 finish to 2019 and a solid first ten weeks of 2020, by mid-March the impact of COVID-19 resulted in a sudden and dramatic drop in demand across our USC and EMEA regions. Our operating focus immediately shifted to cash at the expense of IFO and EBITDA

Q2

- Adjust production resources given regional shelter-in-place mandates and dramatic declines in demand
- Furlough salary employees in manufacturing and distribution
- Temporary rollback of salaries & suspend 401K company match
- Eliminate non-critical Capex
- Eliminate travel and other non-critical SG&A spend

Q3

- As mandates are lifted, adjust production resources to align with demand
- Aggressively manage downtime by furnace & line across each region
- Maintain temporary rollback of salaries & suspended 401K company match
- Eliminate non-critical Capex
- Aggressively manage travel and other non-critical SG&A spend

Q4

- Continue to adjust production resources to align with seasonal demand
- Aggressively manage downtime by furnace & line across each region Eliminate non-critical Capex
- Aggressively manage travel and other non-critical SG&A spend

2020 Forecast – Reduced Demand & Potential Incremental Actions

Declining Demand

- Unprecedented circumstances across each region result in new, dynamic approach to forecasting sales demand in each region
- Closely tracking incoming orders for each channel and region driving weekly SIOP process
- Using LBY China to inform potential recovery curve in other regions
- Some segments performing better than anticipated (ecommerce, beverageware weekly POS at Walmart only down 15-20%)
- Sales projections driven by three factors for each region & channel:
  - Depth of decline — 90+% for Foodservice
  - Duration of trough — Generally all of April and ½ May
  - Recovery curve reflect — Varies by region & channel but all max 80-90% recovery by Q4'20
- Weekly global updates drive SIOP and production schedules

Potential Incremental Actions

- Continue to align production with changes in demand via additional downtime and furloughs
- Extend downtime in Mexico beyond April 30 and negotiate partial wage reduction with union workforce
- Potential further adjustments to gross to net customer programming
- Potential impact of government subsidy programs across all geographies
- Extend temporary salary rollback and curtailment of 401K match beyond September 30
- Reverse AIP & SMIP accruals (no impact to 2020 cash or liquidity)
- Execute on another organizational restructuring in Q3'20 (post process & additional clarity to COVID recovery)

Current Revenue Profile

($ in millions)

Below is revenue by channel over the last 20 weeks

- If similar revenue to recent weeks continues, we will need to run approximately 4 lines between Toledo and Shreveport in June & July to meet demand
- Existing orders for product where we are out of stock supports 2 lines in Toledo which have been reactivated this week

Current Revenue Profile



$12
$10
$8
$6
$4
$2
$-
Week 1
Week 2
Week 3
Week 4
Week 5
Week 6
Week 7
Week 8
Week 9
Week 10
Week 11
Week 12
Week 13
Week 14
Week 15
Week 16
Week 17
Week 18
Week 19
Week 20 (est)
FS
Retail
B2B

2020 Forecast - USC Net Sales

- Reflects $181.4 million decline in USC revenue compared to 2019
- $76 million of sales for Q3; reflects 36% y-o-y decline
- $107 million of sales for Q4; reflects 19% y-o-y decline



USC Net Sales
$50
$45
$40
$35
$30
$25
$20
$15
$10
$5
$0
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec
2020 Forecast
2019 Actuals

2020 Forecast - USC Foodservice Revenue

- Reflects $132.2 million of USC Foodservice revenue
- $25 million of sales for Q3 2020; reflects 58% y-o-y decline
- $47 million of sales for Q4 2020; reflects 34% y-o-y decline


USC Food Service Net Sales
$30
$25
$20
$15
$10
$5
$0
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec
2020 Forecast
2019 Actuals

2020 Forecast[(1)] – Consolidated Income Statement

($ in thousands)

	2020 Revised Forecast				
	Q1	Q2	Q3	Q4	FY
Net Sales	$150,820	$66,387	$133,010	$165,539	$515,757
Gross Profit	23,685	(26,924)	5,523	11,748	14,033
% of Net Sales	15.7%	(40.6%)	4.2%	7.1%	2.7%
SG&A	26,045	20,410	20,197	20,511	87,163
% of Net Sales	17.3%	30.7%	15.2%	12.4%	16.9%
Income from Operations (IFO)	($2,360)	($47,334)	($17,171)	($8,763)	($75,628)
% of Net Sales	(1.6%)	(71.3%)	(12.9%)	(5.3%)	(14.7%)
Other Income / (Expense)	3,907	(407)	(742)	(742)	2,015
EBIT	$1,547	($47,741)	($17,913)	($9,505)	($73,612)
% of Net Sales	1.0%	(71.9%)	(13.5%)	(5.7%)	(14.3%)
Depreciation & Amortization (D&A)	8,846	9,458	9,150	9,243	36,697
% of Net Sales	5.9%	14.2%	6.9%	5.6%	7.1%
Adj. EBITDA[(2)]	$10,393	($38,283)	($8,764)	($262)	($36,916)
% of Net Sales	6.9%	(57.7%)	(6.6%)	(0.2%)	(7.2%)
Change in Trade Working Capital[(3)]				45,362	
Capex and ERP Capital	($5,557)	($1,370)	($3,615)	($2,624)	($13,166)
% of Net Sales	(3.7%)	(2.1%)	(2.7%)	(1.6%)	(2.6%)

LIBBEY

1. *Excludes special items, including reorganization costs and fees.*
2. *Adjusted EBITDA, a non-GAAP measure, is defined as net income (loss) plus interest expense, provision for income taxes, depreciation and amortization, and special items that Libbey believes are not reflective of our core operating performance. The most directly comparable U.S. GAAP measure is net income (loss).*
3. *Trade Working Capital is defined as net accounts receivable plus net inventories less accounts payable.*

Further Actions

If revenue declines to the downside case, management will take additional actions to offset the impact to cash

- Extend the salary rollbacks and 401k match suspension set to expire in September ($2.2M impact to Q4)
- Continue selective furloughing of salaried operations personnel to match reduced plant operation ($0.8M)
- Reduce or eliminate 2020 bonuses (Q1 2021 cash impact of $7.5M)




IV. DIP Budget

DIP Budget – Summary

DIP Budget

($ in thousands)	Bankruptcy								
	Weekly				Monthly			Weekly	
Week Ending / Month Ending Date	6/5	6/12	6/19	6/26	July	August	September	10/2	Total
Operating Cash Flow									
Total Receipts	**$743**	**$1,156**	**$1,599**	**$2,317**	**$16,817**	**$20,876**	**$29,152**	**$8,500**	**$81,160**
Payroll & Benefits	(1,033)	(2,176)	(869)	(2,214)	(8,563)	(9,825)	(7,792)	(3,999)	(36,469)
Trade AP/Capex - PST	(1,274)	(1,317)	(1,150)	(1,176)	(7,534)	(8,065)	(8,005)	(1,995)	(30,515)
Other Operating Disbursements	(1,059)	(50)	(153)	(226)	(3,665)	(1,523)	(2,963)	(869)	(10,507)
Trade AP/Capex - PRE	-	(1,500)	(1,500)	(1,500)	(6,500)	(5,000)	-	-	(16,000)
I/C Trade Disbursements	(500)	(500)	(500)	(500)	(4,111)	(4,159)	(5,252)	(1,313)	(16,836)
Total Operating Disbursements	**($3,866)**	**($5,542)**	**($4,172)**	**($5,615)**	**($30,373)**	**($28,572)**	**($24,011)**	**($8,175)**	**($110,327)**
Operating Cash Flow	**($3,123)**	**($4,387)**	**($2,573)**	**($3,298)**	**($13,555)**	**($7,696)**	**$5,141**	**$325**	**($29,167)**
Financing Cash Flow									
ABL Interest/Fees	($1,281)	$--	$--	$--	($346)	$--	($196)	$--	($1,822)
Swaps	--	--	--	--	(209)	--	(106)	(103)	(418)
Misc. Bank Fees 1	--	--	(15)	--	(15)	(15)	(15)	--	(60)
Restructuring-Related Cash Flow									
Professional Fees	($182)	$--	$--	$--	($2,275)	($9,419)	($4,281)	($10,530)	($26,687)
Filing Fees	--	--	--	--	--	--	--	--	--
DIP Interest/Fees	(2,627)	--	--	--	(1,050)	--	(724)	--	(4,400)
Utility Deposit	--	(571)	--	--	--	--	--	--	(571)
KEIP	--	--	--	--	--	--	--	--	--
Other Restructuring	(400)	--	--	--	(100)	(100)	(100)	--	(700)
Net Cash Flow	**($7,613)**	**($4,958)**	**($2,588)**	**($3,298)**	**($17,551)**	**($17,230)**	**($281)**	**($10,308)**	**($63,826)**
Beginning Cash Balance	$6,603	$4,500	$4,500	$4,500	$592	$4,500	$4,500	$378	$6,603
Net Cash Flow	(7,613)	(4,958)	(2,588)	(3,298)	(17,551)	(17,230)	(281)	(10,308)	(63,826)
ABL Borrowings/(Paydowns)	(11,029)	(443)	(894)	(5,187)	1,529	7,718	(4,401)	9,462	(3,244)
DIP Borrowings/(Paydowns)	16,539	5,401	3,482	4,578	19,929	9,511	580	--	60,000
Estimated Float	500	500	500	500	500	500	500	500	500
Ending Bank Cash Balance	**$5,000**	**$5,000**	**$5,000**	**$1,092**	**$5,000**	**$5,000**	**$878**	**$33**	**$33**

LIBBEY

Note: DIP Budget, as presented herein, reflects no critical vendor motion, the payment of 75% of vendors (based on amount) on COD basis and $1 million in payments for 503(b)(9) claims.

1. *Professional fees for week of 10/2 exclude success fees and accrued, unpaid interest that would be picked up in exit financing.*

DIP Budget – Summary (cont'd)

Budget reflects $30 million funding need at first day hearing and the full $60 million DIP throughout the projected restructuring

DIP Budget

($ in thousands)	Bankruptcy								
	Weekly				Monthly			Weekly	
Week Ending / Month Ending Date	6/5	6/12	6/19	6/26	July	August	September	10/2	Total
ABL / DIP ABL Availability									
Borrowing Base	**$82,388**	**$83,820**	**$84,519**	**$80,938**	**$86,644**	**$89,914**	**$86,111**	**$84,989**	**$84,989**
Letters of Credit	(9,419)	(9,684)	(9,684)	(9,684)	(9,684)	(9,684)	(9,684)	(9,684)	(9,684)
Rent Reserve	(569)	(569)	(569)	(569)	(569)	(569)	(569)	(569)	(569)
Derivative Reserve	--	--	--	--	--	--	--	--	--
Excess Reserve	(12,325)	(12,325)	(12,325)	(12,325)	(12,325)	(12,325)	(12,325)	(10,825)	(10,825)
Professional Fee Reserve	(4,199)	(5,810)	(7,402)	(9,008)	(13,185)	(8,736)	(9,334)	(250)	(250)
Gross Availability	**$55,876**	**$55,433**	**$54,539**	**$49,352**	**$50,881**	**$58,600**	**$54,199**	**$63,661**	**$63,661**
USD Loan Balance	($38,671)	($38,228)	($37,334)	($32,147)	($33,676)	($41,395)	($36,994)	($46,456)	($46,456)
EUR Loan Balance	(17,206)	(17,206)	(17,206)	(17,206)	(17,205)	(17,205)	(17,205)	(17,205)	(17,205)
Net Availability Before Cash on Hand	**$--**	**$--**	**$--**	**$--**	**$--**	**$--**	**$--**	**$--**	**$--**
DIP Financing									
DIP ABL Facility									
Beginning Balance (US)	**$49,700**	**$38,671**	**$38,228**	**$37,334**	**$32,937**	**$40,650**	**$42,378**	**$36,994**	**$49,700**
Borrowings/(Paydowns)	(11,029)	(443)	(894)	(5,187)	739	745	(5,385)	9,462	(3,244)
Ending Balance (US)	**$38,671**	**$38,228**	**$37,334**	**$32,147**	**$33,676**	**$41,395**	**$36,994**	**$46,456**	**$46,456**
EUR Borrowings (in USD)	17,206	17,206	17,206	17,206	17,205	17,205	17,205	17,205	17,205
ABL Ending Balance	**$55,876**	**$55,433**	**$54,539**	**$49,352**	**$50,881**	**$58,600**	**$54,199**	**$63,661**	**$63,661**
DIP Term Loan									
Beginning Balance	$--	$30,000	$30,000	$30,000	$60,000	$60,000	$60,000	$60,000	$--
Borrowings/(Paydowns)	30,000	--	--	--	30,000	--	--	--	60,000
Term Loan Ending Balance	**$30,000**	**$30,000**	**$30,000**	**$30,000**	**$60,000**	**$60,000**	**$60,000**	**$60,000**	**$60,000**
DIP Funding Account Availability	$13,461	$8,060	$4,578	$--	$10,071	$560	$--	$--	$--
Adj. Cash + ABL Availability	**$18,461**	**$13,060**	**$9,578**	**$1,092**	**$15,071**	**$5,560**	**$878**	**$33**	**$33**

Inventory Overview

Total Inventory							
	April 30, 2020						
Channel	FG Inventory ($ millions)	FG Inventory (million pieces)	# SKUs	2019 Sales (million pieces)	Avg Inventory ($ per SKU)	2019 Avg Annual Sales pieces per SKU	2019 Avg DOS
Foodservice	$69.1	131.1	12,002	317.9	$5,753	26,488	151
Retail	$27.6	48.6	3,873	172.6	$7,125	44,573	103
B2B	$13.8	31.3	1,203	167.2	$11,501	139,004	68
Total	**$110.5**	**211.1**	**17,078**	**657.8**	**$6,469**	**38,515**	**117**





V. Americas Operations

Executive Summary – 2020

Libbey has taken proactive measures to dramatically reduce costs during the pandemic and to minimize costs in 2021 to preserve operational leverage in anticipation of a return to normal demand in 2022

2020

- Immediate measures during pandemic have been successful in dramatically reducing costs
  - Reduced residual fixed costs during downtime from ~60% to ~40% during shutdowns, saving $15.2 million over 10-week shutdown period
  - Implemented full shutdowns, hourly and salaried furloughs and selective furnace actions
  - Reforecasted demand and production on a weekly basis to tightly control what capacity is brought back up and when
- Assess size of work force requirements before bringing furnaces back online; will match needs for anticipated conditions
  - Based on forecast will keep selective production lines idle and reduce crews
  - U.S. distribution starting to ramp up but expect manufacturing to remain offline until the end of May
  - As the near-term demand picture becomes clearer, focus on effectively managing variable cost base
- Preserving value creation capability to drive increased profits as market returns
  - Libbey's assets are positioned to drive higher levels of profitability as volume returns

2021

- Minimizing cost of current footprint in 2021:
  - Toledo: Will manage production capacity to optimize furnace usage around rebuild schedule to drive 51% reduction of associated costs vs. typical 40% variable cost structure
  - Shreveport: Drive lowest costs during down time and fuller cost absorption when running
  - Mexico: Maximize use of low cost operation and weaker Mexican peso to increase margins in the U.S.

Global Footprint



LEERDAM,
NETHERLANDS
TOLEDO, OH
MARINHA GRANDE,
PORTUGAL
LANGFANG, CHINA
MONTERREY,
MEXICO
SHREVEPORT, LA
AMERICAS
EMEA
APAC

Capacity Utilization Review

- Lenders have asked management to consider ways to reduce footprint to address potential excess capacity
- Recent utilization(1):

	Capacity Utilization Based on Available Machine Hours		
	2019A	2020F	2021F
USC	87%	**58%**	**73%**
LATAM	96%	66%	78%
Americas	**92%**	**62%**	**76%**

- Plan for 2020 and 2021 is to manage lower utilization through a mix of extending furnaces that are cold and scheduled production downtime by plant and group of lines in order to minimize costs
- More aggressive action to permanently reduce capacity will be necessary under downside scenarios and we will prepare:
- Detailed assessment of costs to remove / reposition capacity
- Actionable plan on exiting lower margin business to align with capacity

(1) Available Machine Hours excludes time for furnace rebuilds, required days off under collective bargaining agreements, and sample runs for product development.

Decision Drivers for Capacity Management

- **Short-term lack-of-business downtime**
  - International locations leverage temporary workers and/or turn over to size workforce to running lines
- **Mid-term capacity options**
  - Optimize Running – Run plants fully when up to best leverage overhead, shut down plants on interim basis, furlough hourly and salaried staff to drive lower cost downtime
  - Optimize Staffing - Idle individual lines or furnaces in condition when they can be brought back into service to preserve the invested capital
- **Longer-term capacity actions are continuously evaluated based on demand trends and profitability**
  - Team evaluates utilization and profitability trends to determine long-term capacity actions
  - Preference is to exit assets near end of life to maximize recovery of invested capital
  - The current long-term action underway is a strategic review of the China plant, which currently runs asset (cash positive) until end of furnace life in ~18 – 24 months

Discussion of Unions

US Wage and Benefit Cost in 2019 for Employees covered by Collective Bargaining Agreements is:

	2019
○ Toledo	$52M
○ Shreveport	$37M
Total	$90M

- Areas for Negotiation
  - Pension plan
  - Employee contributions to medical benefits
  - Retiree Medical
  - Wages
  - Work rules
- Timeline and interplay with Bankruptcy & Capacity Actions
- Potential Cost & Benefit

2019 Labor Costs

- ***Includes hourly labor in Cost of Production and Cost of Ship and Store***
- ***Excludes cost of temporary labor***

$ M	Toledo	Shreveport
Base Wages	$32.3	$21.5
Overtime	$3.6	$2.2
Medical & Other Benefits	$10.1	$8.2
Defined Benefit Pension	$2.0	$1.4
Defined Contribution 401K	$0.6	$0.7
Retiree Medical [(1)]	$0.3	$0.1
Other (payroll taxes and workers comp)	$3.5	$3.2
Total	**$52.4M**	**$37.3M**

(1) Shows the service cost only – There were $4.2M benefits payments in 2019 in USA related to hourly plan participants

Headcount & Key Contract Terms

Libbey has CBAs with five unions for workforce operations

- Four unions in Toledo and one in Shreveport
- Numerous departmental agreements and affirmed letters for each of Toledo unions, each containing language with varying degrees of economic impact

Union	Affiliation	# Mbrs	Jobs	Term	Starting Wage	Avg Wage of Top 3 classes
Toledo						
Local 700T	United Steelworkers AFL-CIO-CLC	498	General Labor	Oct '19 – Sep '22	$15.645	$31.885
Local 65T	United Steelworkers AFL-CIO-CLC	16	Mold shop	Oct '19 – Sep '22	$28.005	$31.445
Lodge 105	Intl Association of Machinists and Aerospace Workers	102	Machine shop	Oct '19 – Sep '22	$26.89	$29.035
Local 59M	United Steel, Paper, Forestry, Rubber, Manufacturing Int'l	100	Forming / Hot end	Oct '19 – Sep '22	$19.54	$24.99
Shreveport						
Local 711T	United Steelworkers AFL-CIO	467	General Labor	Dec '17 – Dec '20	$14.46 / $25.30	$24.12

Hourly Defined Benefit Pension

Libbey Hourly Pension Plan ($millions)							
Year	2020-2024	2025	2026	2027	2028	2029	Total
Fiscal Year Cash Contributions (Baseline)	0	9	8	6	2	0	25
Fiscal Year Cash Contributions (Freeze)	0	0	2	5	1	0	8

- Closed to new participants effective September 30, 2010 in Toledo and December 15, 2008 in Shreveport
- At the end of 2019 plan was 97.68% funded (underfunded by approx. $5M)
- Contribution projection reflects asset returns through March 31, 2020
- Modeling above reflects freezing the Hourly Pension Plan at September 30, 2020
- No change in participant behavior was modeled as part of the freeze – higher early retirements could impact retiree medical costs.
- There is no one-time accounting charge associated with the freeze as there is no immediate change in the obligation as a result of freezing benefit accruals because the benefits are not salary-based
- P&L cost would change to an income and nothing would flow through operations with the elimination of service cost upon plan freeze. For FY21, we estimate a decrease from a cost of $2.1M in the baseline scenario to an income of $4.4M upon plan freeze.